Exhibit 21

CA, INC.

Subsidiaries of the Registrant

Listed below are all the subsidiaries of Registrant, except for those subsidiaries which are currently inactive.

Domestic

State or Jurisdiction of Incorporation	Name of Subsidiary
New Jersey	Applied Data Research, Inc.
Delaware	Aprisma Holding Inc.
Delaware	Aprisma Management Technologies, Inc.
Delaware	Arcot International, LLC.
California	Arcot Systems, LLC.
Delaware	Arcot, Inc.
Delaware	Base Technologies, LLC
Delaware	Business Layers, LLC
Delaware	CA Foreign, Inc.
Delaware	CA General Partner I, LLC
Delaware	CA General Partner II, LLC
Delaware	CA Investment Holding, Inc.
Delaware	CA Management, Inc.
Delaware	CA Marketing Corporation
New York	CA Montessori Children’s Center, Inc.
Texas	CA Montessori Children’s Center, Inc.
Illinois	CA Montessori Children’s Center, Inc.
Virginia	CA Montessori Children’s Center, Inc.
Massachusetts	CA Montessori Children’s Center, Inc.
Delaware	CA Research, Inc.
Delaware	CA Services, LLC
Delaware	Cendura, LLC
Delaware	Cheyenne Software International Sales Corp.
Delaware	Cheyenne Software, Inc.
Puerto Rico	Computer Associates Caribbean, Inc.
Delaware	Computer Associates de Chile Limited
Delaware	Computer Associates Finance, Inc.
Delaware	Computer Associates Mauritius, Inc.
Delaware	Computer Associates Middle East Holdings, Inc.
Florida	Computer Management Sciences, Inc.
Delaware	Concord Communications International, Inc.
Massachusetts	Concord Communications, LLC
California	DecisionRight, LLC
Delaware	HyPerformix, Inc.
Delaware	ID Focus LLC
Delaware	iLumin Software Servces, LLC

Delaware	Ingres I (Delaware) Incorporated
Delaware	Interactive TKO, LLC.
Delaware	InteQ Services LLC
Delaware	InteQ Software Services, Inc.
Delaware	Legent Corporation
Colorado	MAX Software, Inc.
New York	MDY Advanced Technologies, Inc.
Delaware	MDY Group International, LLC
Delaware	Netegrity, LLC
Texas	NetQoS, LLC
Delaware	netViz LLC
Delaware	Niku, LLC
Delaware	Nimsoft, LLC
Nevada	Nimsoft Holding LLC
Delaware	Oblicore, Inc.
Delaware	On-Line Software International, Inc
Delaware	Optinuity, Inc.
Illinois	Pansophic Systems, Incorporated
Delaware	Pest Patrol, LLC
Delaware	Platinum Technology International, Inc.
New York	Premier Management Insurance, Inc.
Delaware	Quick Access, Inc.
Delaware	Qurb, LLC
Illinois	Realia, Inc.
Delaware	Sterling Software, Inc.
Delaware	The Ask Group, Inc.
Delaware	Timestock, Inc.
Delaware	Tiny Software, LLC
Delaware	Uccel Corporation
California	Wily Technology, Inc.
Delaware	XOsoft, LLC
California	3Tera, LLC
California	4Base Technology, LLC.

International

State or Jurisdiction of Incorporation	Name of Subsidiary
Australia	AMT (Australia) Pty. Ltd
United Kingdom	Arcot (UK) Limited
Brazil	Arcot do Brazil LTDA
Germany	Arcot GmbH
Cayman	Arcot International Development (Cayman) Ltd.
India	Arcot R&D Software Pvt Ltd
Singapore	Arcot Software Pte Ltd
Cyprus	Bizpont Limited
Spain	C.A. Foreign Spain, S.L.

Spain	C.A. Foreign Spain, S.L.- Barcelona
China	CA (China) Co. Ltd.
Hong Kong	CA (Hong Kong) Limited
India	CA (India) Technologies Private Limited
Malaysia	CA (Malaysia) Sdn. Bhd
Australia	CA (Pacific) Pty Ltd
Switzerland	CA (Schweiz) IT Solutions Management AG
Singapore	CA (Singapore) Pte Ltd
Taiwan	CA (Taiwan) Ltd
South Africa	CA Africa (Proprietary) Limited
Dubai	CA Arabia FZ-LLC
Argentina	CA Argentina S.A.
Bahrain	CA Bahrain (S.P.C.)
Belgium	CA Belgium SA
Turkey	CA Bilgisayar Yazilim Pazarlama Ltd. Sti.
Canada	CA Canada Company
Cayman Islands	CA Cayman Company
Cyprus	CA Computer Associates Cyprus Limited
Germany	CA Computer Associates European Holding GmbH
Germany	CA Computer Associates Holding GmbH
Germany	CA Computer Associates Technology GmbH
Czech Republic	CA CZ, s.r.o.
Chile	CA de Chile, S.A.
Germany	CA Deutschland GmbH
Switzerland	CA Europe S.a.r.l.
Netherlands	CA Europe Holding BV
Bermuda	CA Global Holdings, GP
Greece	CA Hellas Software Services Sole Partner LTD
Bermuda	CA International Holdings, GP
Spain	CA IT Management Solutions Spain, S.A.
Japan	CA Japan, Ltd.
Korea	CA Korea Inc.
New Zealand	CA Pacific (NZ) Limited
United Kingdom	CA Plc
Brazil	CA Programas de Computador Participacoas Servicos Ltda.
Thailand	CA Sales (Thailand) Co., Ltd
France	CA SAS
Mexico	CA Services, S.A. DE C.V.
Denmark	CA Software A/S
Netherlands	CA software B.V.
Colombia	CA Software de Colombia S.A.
Mexico	CA Software de Mexico, S.A. de C.V.
Peru	CA Software de Peru S.A.
Finland	CA Software Finland OY
Netherlands	CA Software Holding B.V.
Israel	CA Software Israel Ltd.
Norway	CA Software Norway A/S
Austria	CA Software Österreich GmbH
Sweden	CA Software Sweden AB

Poland	CA Sp. z.o.o.
Italy	CA s.r.l.
Spain	CA Technologies Development Spain, SAU
Israel	CA Technologies R&D Israel Ltd.
Portugal	CA Technologies Unipessoal Ltd.
United Kingdom	CA Technology R&D Limited
Venezuela	Computer Associates (CAI) de Venezuela, C.A.
Australia	Computer Associates Child Care Centre of Australia Pty Ltd
United Kingdom	Computer Associates Europe (Poland) Limited
Italy	Computer Associates Holding (Italy) S.r.l.
Netherlands	Computer Associates Holding 1 BV
Netherlands	Computer Associates Holding 4 BV
United Kingdom	Computer Associates Investments Limited
Japan	Computer Associates Japan Holdings, Y.K.
Luxembourg	Computer Associates Luxembourg S.a.r.L.
United Kingdom	Computer Associates UK Holding Limited
United Kingdom	Computer Associates UK Limited
Uruguay	Computer Associates Uruguay, S.A.
Australia	Concord Communications (Asia Pacific) Pty. Limited (Australia)
Netherlands	Concord Communications B.V.
United Kingdom	Concord Communications UK Limited
Israel	Eurekify Ltd.
United Kingdom	HyPerformix Ltd.
Israel	ID Focus Ltd.
India	InteQ IT Services (India) Pvt. Ltd.
Netherlands	Netegrity B.V.
United Kingdom	Netegrity UK Limited
United Kingdom	NetQoS UK Ltd.
Australia	Niku Australia Pty., Ltd.
Norway	Nimsoft AS
Germany	Nimsoft GmbH
Norway	Nimsoft Holding AS
United Kingdom	Nimsoft Ltd.
Australia	Nimsoft Pty Ltd.
Spain	Nimsoft Spain S.L.
Netherlands	Oblicore BV
Belgium	Oblicore BVBA
Germany	Oblicore GmbH
Israel	Oblicore Limited
United Kingdom	Oblicore UK Limited
Philippines	Philippine Computer Associates International, Inc
Indonesia	PT CA Indonesia
Norway	Sassy Networks AS
Germany	SE-Consulting GmbH
Netherlands	Sterling Software (Netherlands) II B.V.
Australia	Torokina Networks Pty Ltd.
Netherlands	Watchmouse B.V.
United Kingdom	Wily Technology (UK) Ltd.